NEWS FOR IMMEDIATE RELEASE	Clinical Data, Inc. One Gateway Center, Suite 411, Newton, MA 02458 USA

CLINICAL DATA COMPLETES ACQUISITION OF ICORIA, INC.

Newton, MA, December 20, 2005. Clinical Data, Inc. (NASDAQ:CLDA) today announced that it has closed its previously announced acquisition of Icoria, Inc. following the approval of the merger by the stockholders of Icoria. The terms of the Agreement and Plan of Merger include the exchange of each outstanding share of Icoria common stock for 0.01552 shares of Clinical Data common stock. Effective immediately, Icoria will cease trading on the OTC Bulletin Board under ticker symbol ICOR.OB. In conjunction with the acquisition, G. Steven Burrill will join Clinical Data’s board of directors effective immediately, bringing the total number of directors to eight. Mr. Burrill was Chairman of Icoria’s board.

“We are delighted to add Icoria’s biomarker discovery platform to our existing molecular services and diagnostics testing businesses. In particular, Icoria’s metabolomics and gene expression capabilities will significantly enhance the pharmacogenomics technologies we acquired through our merger with Genaissance Pharmaceuticals. This is an exciting time at Clinical Data as we continue to build upon our core capabilities and broaden our service offerings,” said Israel M. Stein, MD, President and Chief Executive Officer of Clinical Data. “Like Genaissance, Icoria works with leading pharmaceutical and biotechnology companies as well as government and academic institutions. Together, these acquisitions substantially strengthen our position in the molecular services and clinical pharmacogenomics arenas and solidify the foundation for our molecular diagnostics testing business - three areas of growing importance in the marketplace.”

Randal J. Kirk, Chairman of Clinical Data said, “We are continuing to strategically add to our core expertise, building a company that is transforming the industry by developing molecular diagnostic tests targeted to improving therapeutic efficacy and reducing drug toxicity.”

About Clinical Data, Inc.

Clinical Data, Inc. is a worldwide leader in developing and commercializing pharmacogenomics and clinical diagnostics to improve patient care. The Company’s genomic services are marketed to the pharmaceutical, biotech, clinical, academic and agricultural marketplaces. The Company is utilizing pharmacogenomics to develop molecular diagnostics and more efficacious therapeutics by finding genetic markers to guide drug development and utilization. Its diagnostic and instrumentation business has a market focus on the physician’s office, hospital and small-to-medium sized laboratory segments.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking statements that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission made by CLDA; significant acquisitions or divestitures by major competitors; our ability to achieve expected synergies and operating efficiencies in all of our acquisitions, and to successfully integrate our operations; our expectations regarding the timing, completion and accounting and tax treatments of the transactions and the value of the transaction consideration; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s various SEC reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2005, and 2004 and 2005 quarterly reports on Forms 10-QSB and 10-Q.

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Contacts:

Mark D. Shooman
Sr. Vice President & Chief Financial Officer
1-617-527-9933 Ext. 41
Internet Website: www.clda.com